                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       Form 8-K

                                    Current Report
                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934




           Date of Report (Date of earliest event reported) April 26, 1996



                          ANCHOR PACIFIC UNDERWRITERS, INC.
                (Exact name of registrant as specified in its charter)



   Delaware                          0-9628                    94-1687187
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)



1800 Sutter Street, Suite 400, Concord, California                     94520
(Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code:  (510) 682-7707

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On April 26, 1996, the Registrant dismissed the firm of Ernst & Young LLP which had been the independent accountants for the Registrant, and approved the engagement of Odenberg, Ullakko, Muranishi & Co. ("Odenberg") as the Registrant's independent accountants. In an effort to reduce expenses for outside financial and audit services, the Registrant's Audit Committee had directed management to solicit bids from various accounting firms. The dismissal of Ernst & Young LLP was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors based solely on the fact that the engagement of Odenberg will likely result in substantial cost savings.

    The reports of Ernst & Young LLP on the financial statements of the Registrant did not contain any adverse opinion or disclaimer of opinion or any qualification as to uncertainty, audit scope, or accounting principles, except for the audit report dated March 3, 1995 on the December 31, 1994 financial statements which included an explanatory paragraph describing a lawsuit which had been filed against the Registrant and for which the ultimate liability could not be determined at that time. Subsequently, the litigation matter was favorably resolved for an immaterial amount. There were no disagreements between the Registrant and Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreement in its report. No reportable event as described in Item 304(a)(v) of Regulation S-K occurred during Anchor's two most recent fiscal years and subsequent interim period as of the date hereof.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  EXHIBITS.

    16 Letter from Ernst & Young LLP regarding change in certifying accountant.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANCHOR PACIFIC UNDERWRITERS, INC.



Date:  April 30, 1996                  /s/ James R. Dunathan
                                        ------------------------------
                                       James R. Dunathan
                                       President and Chief Executive Officer

                                    Exhibit Index
                                    -------------

    Exhibit No.             Description of Exhibit
    -----------             ----------------------

    16 Letter from Ernst & Young LLP regarding change in certifying accountant.